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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS INCLUDING STRONG LEASING
VOLUMES AND SPREADS DRIVING OCCUPANCY GAINS

        Santa Monica, CA (7/23/14)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2014 which included funds from operations ("FFO") diluted of $129.8 million or $.86 per share-diluted compared to $130.4 million or $.87 per share-diluted for the quarter ended June 30, 2013. Net income attributable to the Company was $16.1 million or $.11 per share-diluted for the quarter ended June 30, 2014 compared to net income attributable to the Company for the quarter ended June 30, 2013 of $219.0 million or $1.57 per share-diluted. A description and reconciliation of FFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 4.0% for the year ended June 30, 2014 to $567 compared to $545 for the year ended June 30, 2013.

  •
  The releasing spreads for the year ended June 30, 2014 were up 18.1%.

  •
  Mall portfolio occupancy was 95.4% at June 30, 2014 compared to 93.8% at June 30, 2013.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was another strong quarter for us. Our operating fundamentals remained solid, with continued occupancy gains and positive double digit releasing spreads. We continue to benefit from the fine tuning of our portfolio done over the past two years. Furthermore, our highly value-creative redevelopment pipeline is continuing to move forward nicely, with additional pre-leasing progress made across the various in-process projects and work on two additional expansions commencing during the quarter."

Developments:

        At Tysons Corner Center, the Company's 2.1 million square foot super regional mall, construction continues on a mixed-use densification project which will add 1.4 million square feet to one of the country's premier retail centers. The Tysons expansion includes a 500,000 square foot office tower including major tenants Intelsat and Deloitte; a 30-story, 430-unit luxury residential tower; and a 300-room Hyatt Regency hotel. The office building is currently over 75% leased and tenants are scheduled for occupancy starting in August, 2014. The hotel and the residential tower are expected to open in early 2015.

        At Fashion Outlets of Niagara Falls, a 175,000 square foot expansion is in progress. The expansion is currently 78% leased and the project is expected to open in late 2014.

        At Santa Monica Place, the Company has obtained final city approvals to proceed with the addition of a 48,000 square foot ArcLight Cinemas which is expected to be completed in fall 2015.

        At Broadway Plaza, in Walnut Creek, California, a major redevelopment, including a 235,000 square foot expansion is underway. This 776,000 square foot mall (pre-expansion) is anchored by Macy's, Nordstrom and Neiman Marcus and for 2013 had over $725 per square foot in annual tenant sales. The expansion will open in phases starting in fall 2015.

        At both Los Cerritos Center and Scottsdale Fashion Square, expansions are underway to add a Dick's Sporting Goods store and a Harkins Theatre. Both projects are slated for completion in the second half of 2015.

2014 Earnings Guidance:

        Management is reaffirming its previously provided diluted EPS and FFO per share guidance for 2014.

        A reconciliation of estimated EPS to FFO per share-diluted follows:

	2014 range
Diluted EPS	$.98	-	$1.08
Plus: real estate depreciation and amortization	2.62	-	2.62
Less: gain on sale of dispositions	(.10)	-	(.10)

Diluted FFO per share	$3.50	-	$3.60

        Macerich, an S&P 500 company, currently celebrating 20 years of trading on the NYSE, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 52 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in California, Arizona, Chicago and the Greater New York Metro area. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section). The call begins Thursday, July 24, 2014 at 12:30 PM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2013, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended June 30,		For the Three Months Ended June 30,		For the Three Months Ended June 30,
	Unaudited		Unaudited		Unaudited
	2014	2013	2014	2013	2014	2013
Minimum rents	$149,220	$150,761	$0	$(10,547)	$149,220	$140,214
Percentage rents	2,372	2,798	—	(282)	2,372	2,516
Tenant recoveries	83,375	87,307	—	(5,633)	83,375	81,674
Management Companies' revenues	8,776	10,301	—	—	8,776	10,301
Other income	10,594	11,733	—	(560)	10,594	11,173

Total revenues	254,337	262,900	0	(17,022)	254,337	245,878

Shopping center and operating expenses	81,865	84,743	—	(6,061)	81,865	78,682
Management Companies' operating expenses	20,896	22,816	—	—	20,896	22,816
REIT general and administrative expenses	5,123	6,693	—	—	5,123	6,693
Depreciation and amortization	87,801	93,984	—	(5,405)	87,801	88,579
Interest expense	45,800	54,439	—	(4,064)	45,800	50,375
Gain on extinguishment of debt, net	—	(1,943)	—	—	—	(1,943)

Total expenses	241,485	260,732	—	(15,530)	241,485	245,202
Equity in income of unconsolidated joint ventures	13,903	92,201	—	—	13,903	92,201
Co-venture expense(b)	(2,212)	(2,138)	—	—	(2,212)	(2,138)
Income tax benefit	2,898	1,477	—	—	2,898	1,477
(Loss) gain on remeasurement, sale or write down of assets, net	(9,455)	141,108	—	(141,906)	(9,455)	(798)

Income from continuing operations	17,986	234,816	0	(143,398)	17,986	91,418

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	—	141,906	—	141,906
Income from discontinued operations	—	—	—	1,492	—	1,492

Total income from discontinued operations	—	—	—	143,398	—	143,398

Net income	17,986	234,816	—	—	17,986	234,816
Less net income attributable to noncontrolling interests	1,898	15,819	—	—	1,898	15,819

Net income attributable to the Company	$16,088	$218,997	$0	$0	$16,088	$218,997

Average number of shares outstanding—basic	140,894	139,372			140,894	139,372

Average shares outstanding, assuming full conversion of OP Units(c)	151,007	149,311			151,007	149,311

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	151,149	149,465			151,149	149,465

Per share income—diluted before discontinued operations					$0.11	$0.61

Net income per share—basic	$0.11	$1.57			$0.11	$1.57

Net income per share—diluted	$0.11	$1.57			$0.11	$1.57

Dividend declared per share	$0.62	$0.58			$0.62	$0.58

FFO—basic(c)(d)	$129,825	$130,405			$129,825	$130,405

FFO—diluted(c)(d)	$129,825	$130,405			$129,825	$130,405

FFO per share—basic(c)(d)	$0.86	$0.87			$0.86	$0.87

FFO per share—diluted(c)(d)	$0.86	$0.87			$0.86	$0.87

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Six Months Ended June 30,		For the Six Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited		Unaudited
	2014	2013	2014	2013	2014	2013
Minimum rents	$300,852	$299,917	$0	$(22,676)	$300,852	$277,241
Percentage rents	5,222	7,175	—	(677)	5,222	6,498
Tenant recoveries	174,850	172,631	—	(11,999)	174,850	160,632
Management Companies' revenues	16,897	20,451	—	—	16,897	20,451
Other income	21,024	25,510	—	(1,149)	21,024	24,361

Total revenues	518,845	525,684	0	(36,501)	518,845	489,183

Shopping center and operating expenses	172,225	170,120	—	(12,830)	172,225	157,290
Management Companies' operating expenses	43,677	45,965	—	—	43,677	45,965
REIT general and administrative expenses	12,006	12,717	—	—	12,006	12,717
Depreciation and amortization	176,457	187,143	—	(11,547)	176,457	175,596
Interest expense	92,138	108,137	—	(8,080)	92,138	100,057
Loss (gain) on extinguishment of debt, net	358	(1,943)	—	—	358	(1,943)

Total expenses	496,861	522,139	—	(32,457)	496,861	489,682
Equity in income of unconsolidated joint ventures	27,672	110,316	—	—	27,672	110,316
Co-venture expense(b)	(4,032)	(4,179)	—	—	(4,032)	(4,179)
Income tax benefit	3,070	1,721	—	—	3,070	1,721
(Loss) gain on remeasurement, sale or write down of assets, net	(11,065)	145,942	—	(141,912)	(11,065)	4,030

Income from continuing operations	37,629	257,345	0	(145,956)	37,629	111,389

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	—	141,912	—	141,912
Income from discontinued operations	—	—	—	4,044	—	4,044

Total income from discontinued operations	—	—	—	145,956	—	145,956

Net income	37,629	257,345	—	—	37,629	257,345
Less net income attributable to noncontrolling interests	3,722	20,256	—	—	3,722	20,256

Net income attributable to the Company	$33,907	$237,089	$0	$0	$33,907	$237,089

Average number of shares outstanding—basic	140,831	138,460			140,831	138,460

Average shares outstanding, assuming full conversion of OP Units(c)	150,883	148,532			150,883	148,532

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	150,981	148,653			150,981	148,653

Per share income—diluted before discontinued operations					$0.24	$0.73

Net income per share—basic	$0.24	$1.71			$0.24	$1.71

Net income per share—diluted	$0.24	$1.71			$0.24	$1.71

Dividend declared per share	$1.24	$1.16			$1.24	$1.16

FFO—basic(c)(d)	$251,384	$257,379			$251,384	$257,379

FFO—diluted(c)(d)	$251,384	$257,379			$251,384	$257,379

FFO per share—basic(c)(d)	$1.67	$1.73			$1.67	$1.73

FFO per share—diluted(c)(d)	$1.67	$1.73			$1.67	$1.73

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  (a)
  In April 2014, the Financial Accounting Standards Board issued guidance that amends the definition of discontinued operations by limiting discontinued operations reporting to disposals that represent strategic shifts that have, or will have, a major effect on an entity's operations and financial results. Previously, the Company had reported all disposed properties as discontinued operations. The Company early adopted this accounting pronouncement in the first quarter of 2014. As a result, the Company's results of operations for all 2014 property disposals are presented within income from continuing operations in the consolidated statements of operations.

  (b)
  This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

  (c)
  The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

  (d)
  The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO—diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

  FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts ("REITs"). The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities. The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO(d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
Net income attributable to the Company	$16,088	$218,997	$33,907	$237,089
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	1,154	15,902	2,419	17,244
Loss (gain) on remeasurement, sale or write down of consolidated assets, net	9,455	(141,108)	11,065	(145,942)
plus gain (loss) on undepreciated asset sales—consolidated assets	122	(10)	122	2,238
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	(39)	(9)	(39)	3,163
Loss (gain) on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	3,310	(73,035)	3,372	(73,016)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata)	2	486	—	484
Depreciation and amortization on consolidated assets	87,801	93,984	176,457	187,143
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(5,387)	(4,603)	(10,846)	(9,137)
Depreciation and amortization on joint ventures (pro rata)	19,952	22,815	40,327	44,147
Less: depreciation on personal property	(2,633)	(3,014)	(5,400)	(6,034)

Total FFO—basic and diluted	$129,825	$130,405	$251,384	$257,379

Reconciliation of EPS to FFO per diluted share(d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
Earnings per share—diluted	$0.11	$1.57	$0.24	$1.71
Per share impact of depreciation and amortization of real estate	0.67	0.73	1.34	1.45
Per share impact of gain on remeasurement, sale or write down of assets	0.08	(1.43)	0.09	(1.43)

FFO per share—diluted	$0.86	$0.87	$1.67	$1.73

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
Net income attributable to the Company	$16,088	$218,997	$33,907	$237,089
Interest expense—consolidated assets	45,800	54,439	92,138	108,137
Interest expense—unconsolidated entities (pro rata)	16,540	16,977	33,654	35,849
Depreciation and amortization—consolidated assets	87,801	93,984	176,457	187,143
Depreciation and amortization—unconsolidated entities (pro rata)	19,952	22,815	40,327	44,147
Noncontrolling interests in OP	1,154	15,902	2,419	17,244
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(8,150)	(7,447)	(16,341)	(14,741)
(Gain) loss on extinguishment of debt—consolidated entities	—	(1,943)	358	(1,943)
Loss (gain) on remeasurement, sale or write down of assets—consolidated assets, net	9,455	(141,108)	11,065	(145,942)
Loss (gain) on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	3,310	(73,035)	3,372	(73,016)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	(39)	(9)	(39)	3,163
Income tax benefit	(2,898)	(1,477)	(3,070)	(1,721)
Distributions on preferred units	183	183	367	367

EBITDA(e)	$189,196	$198,278	$374,614	$395,776

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2014	2013	2014	2013
EBITDA(e)	$189,196	$198,278	$374,614	$395,776
Add: REIT general and administrative expenses	5,123	6,693	12,006	12,717
Management Companies' revenues	(8,776)	(10,301)	(16,897)	(20,451)
Management Companies' operating expenses	20,896	22,816	43,677	45,965
Straight-line and above/below market adjustments to minimum rents of comparable centers	(2,006)	(3,384)	(2,680)	(5,495)
EBITDA of non-comparable centers	(15,848)	(32,071)	(42,826)	(73,179)

Same Centers—NOI(f)	$188,585	$182,031	$367,894	$355,333

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of straight-line and above/below market adjustments to minimum rents.

QuickLinks

  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)